UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2019

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NMFC	New York Stock Exchange
5.75% Notes due 2023	NMFX	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement.

Unsecured Notes Offering

On April 30, 2019, New Mountain Finance Corporation (the “Company”) entered into a fourth supplement (the “Supplement”) to its Amended and Restated Note Purchase Agreement dated September 30, 2016 (the “Note Purchase Agreement”). Pursuant to the Supplement, on April 30, 2019, the Company issued to institutional investors identified therein, in a private placement, $116,500,000 in aggregate principal amount of 5.494% Series 2019A Senior Notes due April 30, 2024 (the “Notes”) as an additional series of notes under the Note Purchase Agreement. Except as set forth in the Supplement, the Notes have the same terms as the $90,000,000 in aggregate principal amount of the 5.313% Senior Notes due May 15, 2021, the $55,000,000 in aggregate principal amount of the 4.76% Series 2017A Senior Notes due July 15, 2022, the $90,000,000 in aggregate principal amount of the 4.87% Series 2018A Senior Notes due January 30, 2023, and the $50,000,000 in aggregate principal amount of the 5.36% Series 2018B Senior Notes due June 28, 2023  (collectively, the “Prior Notes”) that the Company previously issued pursuant to the Note Purchase Agreement, the first supplement thereto, the second supplement thereto and the third supplement thereto, respectively. The Supplement includes certain additional covenants and terms, including, without limitation, a requirement that the Company not exceed a debt-to-equity ratio of 1.65 to 1.00 at the time of incurring additional indebtedness and a requirement that the Company not exceed a secured debt ratio of 0.70 to 1.00 at any time, which covenants were also included in the third supplement to the Note Purchase Agreement relating to the 5.36% Series 2018B Senior Notes due June 28, 2023.

The Notes will rank equal in priority with the Company’s other unsecured indebtedness, including the Prior Notes. Interest on the Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing October 15, 2019. This interest rate is subject to increase in the event that: (i) subject to certain exceptions, the Notes or the Company cease to have an investment grade rating or (ii) the aggregate amount of the Company’s unsecured debt falls below $150,000,000. In each such event, the Company also has the option to offer to prepay the Notes at par, in which case the holders of the Notes who accept the offer would not receive the increased interest rate. In addition, the Company is obligated to offer to prepay the Notes at par if the Company’s investment adviser, New Mountain Finance Adviser BDC, L.L.C. (the “Investment Adviser”), or an affiliate thereof, ceases to be the Company’s investment adviser or if certain change in control events occur with respect to the Investment Adviser. The Note Purchase Agreement also contains customary terms and conditions for unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a business development company under the Investment Company Act of 1940, as amended, and a regulated investment company under the Subchapter M of the Internal Revenue Code of 1986, as amended, minimum stockholders’ equity, minimum asset coverage ratio, and prohibitions on certain fundamental changes at the Company or any subsidiary guarantor, as well as customary events of default with customary cure and notice, including, without limitation, nonpayment, misrepresentation in a material respect, breach of covenant, cross-default under other indebtedness of the Company or certain subsidiaries, certain judgments and orders, and certain events of bankruptcy.

The description above is only a summary of the material provisions of the Supplement and is qualified in its entirety by reference to the copy of the form of Supplement which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Form of Fourth Supplement to Amended and Restated Note Purchase Agreement, dated April 30, 2019, by and between New Mountain Finance Corporation and the purchasers party thereto, relating to the 5.494% Series 2019A Senior Notes due April 30, 2024.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: May 3, 2019	By:	/s/ Karrie J. Jerry
		Name:	Karrie J. Jerry
		Title:	Corporate Secretary

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